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VitaminShoppe.com


Contact:

VitaminShoppe.com, Inc.                          Robert Ferris (investors)
Lynn Gardner (media), VP, Corp. Comm.            GCI Group
(212) 515-5961                                   (212) 537-8025
lgardner@vitaminshoppe.com                       rferris@gcigroup.com


         VITAMIN SHOPPE INDUSTRIES INC. AND VITAMINSHOPPE.COM, INC. SIGN
                          DEFINITIVE MERGER AGREEMENT


New York, January 12, 2001 - Vitamin Shoppe Industries Inc. ("VSI"), a privately held retail and direct marketing company specializing in the sale of vitamins, minerals, nutritional supplements and other health-related products, announced today that it and VitaminShoppe(TM).com, Inc. (NASDAQ: VSHP) have executed a definitive Agreement and Plan of Merger. As a result of the merger, VitaminShoppe.com would be merged with and into VSI, and the stockholders of VitaminShoppe.com, other than VSI, would receive $1.00 per share in cash. The value of the merger to the public stockholders is approximately $7.3 million. VitaminShoppe.com previously announced VSI's offer in connection with this merger on December 19, 2000.

The VitaminShoppe.com board of directors, upon unanimous recommendation of a Special Committee of independent directors, has approved the merger agreement. The Special Committee was advised by Houlihan Lokey Howard & Zukin Capital.

The merger is subject to certain conditions, including approval of a majority vote of VitaminShoppe.com's stockholders. VSI, which holds 64.3% of common stock and 91.5% of


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the voting power of VitaminShoppe.com stock, has agreed to vote in favor of the merger. VSI's principal shareholder has committed to provide equity financing for the merger. The merger is not subject to receipt of financing, but does require the consent of VSI's lenders. VitaminShoppe.com expects to file proxy materials with the Securities and Exchange Commission (the "SEC") the week of January 15th, and will mail these materials, including a description of the merger, to stockholders as promptly as possible following approval of the SEC. VitaminShoppe.com hopes to complete the merger by the end of the first quarter; the merger agreement terminates if the merger is not completed by April 12, 2001.

     VITAMINSHOPPE.COM RECENT DEVELOPMENTS

At September 30, 2000, VitaminShoppe.com's principal fixed commitment consisted of a sublease agreement for office space in New York City aggregating $1.4 million through November 2003. The Company is negotiating the termination of its lease and intends to relocate to the offices of VSI in Secaucus and North Bergen, New Jersey. The relocation is expected to be complete by the end of January 2001.

VitaminShoppe.com's cash position continues to deteriorate. As of December 31, 2000, the Company had approximately $4.0 million in cash and cash equivalents (as compared to $7.4 million at September 30, 2000).

Based on VitaminShoppe.com's current estimates, the Company expects its cash to be depleted in April 2001, but it could be earlier than that time. The Company hopes to complete the

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merger prior to depletion of its cash, but there is no assurance it will be able to do so. If the merger is not completed or VitaminShoppe.com runs out of cash, VitaminShoppe.com will likely seek protection under the Federal bankruptcy laws or enter liquidation proceedings.

The Company has received notice from Nasdaq that as of February 12, 2001 it will be de-listed from the Nasdaq for failing to maintain (i) a minimum market value of public float of $5,000,000 and (ii) a minimum bid price of $1.00 over the last 30 consecutive trading days (prior to notice), as required.

During December 2000, VitaminShoppe.com and VSI filed consolidated income tax returns for New York State, New York City and MTA Surcharge taxes for the fiscal years ending December 31, 1999. VitaminShoppe.com and VSI are parties to a Tax Allocation Agreement that, as a result of VitaminShoppe.com tax losses used by VSI for 1999, requires VSI to establish a payable toVitaminShoppe.com in an amount equal to $1.1 million. Subject to offset for amounts which may become payable by VitaminShoppe.com to VSI under the Tax Allocation Agreement, the payable is due on December 31, 2004. The fourth quarter 2000 estimated net loss of $3.0 million recognizes this tax benefit, in the amount of $1.1 million.

     ABOUT VSI

VSI is a retailer and direct marketer of vitamins, minerals, nutritional supplements, herbs, sports nutrition formulas, homeopathic remedies and other health-related products. VSI has conducted business as The Vitamin Shoppe since it was established in 1977 and markets its

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products in retail stores within the Northeast and Mid-Atlantic regions and through a monthly catalog.

     ABOUT VITAMINSHOPPE.COM

VitaminShoppe.com is a leader in the online sale of products related to healthy living. VitaminShoppe.com focuses on providing its knowledgeable customers with superior selection on more than 18,000 products and 400 national brands, excellent customer service, competitive pricing, and prompt delivery. In addition to its extensive selection of vitamins, supplements, nutritional products, personal care, homeopathy and fitness products, VitaminShoppe.com delivers unbiased information that helps its customers make better purchase decisions.

                                      * * *

This press release is not an offer or the solicitation of an offer to buy any securities of VitaminShoppe.com, and no such offer or solicitation will be made except in compliance with applicable securities laws.

Forward-Looking Statements: The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding VitaminShoppe.com, Inc.'s beliefs, expectations, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to VitaminShoppe.com, Inc. as of the date hereof. VitaminShoppe.com, Inc. assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those set forth in such forward-looking statements. These and other risks and uncertainties relating to VitaminShoppe.com, Inc. are detailed in VitaminShoppe.com Inc.'s Prospectus related to VitaminShoppe.com, Inc.'s initial public offering dated October 8, 1999 filed with the Securities and Exchange Commission, and other reports filed by VitaminShoppe.com, Inc. from time to time with the Securities and Exchange Commission. VitaminShoppe.com undertakes no obligation to revise the forward-looking statements contained herein to reflect such events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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Investors and security holders of VitaminShoppe.com are advised to read the proxy statement regarding the proposed merger when it becomes available because it will contain important information about the transaction. Investors and security holders may obtain a copy of the proxy statement and other documents filed by VitaminShoppe.com when they are filed with the Securities and Exchange Commission. These documents are available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from VitaminShoppe.com.

VitaminShoppe.com and each of its executive officers and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the transactions contemplated by the merger agreement. Information regarding such officers and directors is included in its proxy statements for its 2000Annual Meeting of Stockholders filed with the Securities and Exchange Commission, which is available free of charge at the Securities and Exchange Commission's Web site at http://www.sec.gov and from VitaminShoppe.com.